Exhibit 99.2

CONTACTS

Gilead/Kite	Sangamo
Sung Lee, Investors (650) 524-7792	McDavid Stilwell or Varant Shirvanian, Investors (510) 970-6005

Nathan Kaiser, Media (650) 522-1853	Ryan Ferrell and John Kang, Media 312-506-5202 sangamo@hdmz.com

For Immediate Release

KITE, A GILEAD COMPANY, AND SANGAMO THERAPEUTICS ANNOUNCE COLLABORATION TO DEVELOP NEXT-GENERATION ENGINEERED CELL THERAPIES FOR THE TREATMENT OF CANCER

— Kite to Receive Exclusive License to Leverage Sangamo’s Gene Editing Technology in Allogeneic and Autologous Cell Therapy Programs in Oncology —

Santa Monica, Calif. and Richmond, Calif., February 22, 2018 – Kite, a Gilead Company (Nasdaq: GILD) and Sangamo Therapeutics, Inc. (Nasdaq: SGMO) today announced the companies have entered into a worldwide collaboration using Sangamo’s zinc finger nuclease (ZFN) technology platform for the development of next-generation ex vivo cell therapies in oncology.

Kite will use Sangamo’s ZFN technology to modify genes to develop next-generation cell therapies for autologous and allogeneic use in treating different cancers. Allogeneic cell therapies from healthy donor cells or from renewable stem cells would provide a potential treatment option that can be accessed directly within the oncology infusion center, thus reducing the time to infusion for patients.

Under the terms of the agreement, Sangamo will receive an upfront payment of $150 million and is eligible to receive up to $3.01 billion in potential payments, aggregated across 10 or more products utilizing Sangamo’s technology, based on the achievement of certain research, development, regulatory and successful commercialization milestones. Sangamo would also receive tiered royalties on sales of potential future products resulting from the collaboration. Kite will be responsible for all development, manufacturing and commercialization of products under the collaboration, and will be responsible for agreed upon expenses incurred by Sangamo.

“This collaboration between Kite and Sangamo brings together two leading platforms to develop best-in-class cell therapies in oncology,” said Sandy Macrae, President and Chief Executive Officer of Sangamo. “We are excited by Kite’s commitment to driving innovation in this field and look forward to working together to realize the full promise of cell therapy in treating cancer.”

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“The emergence of gene editing as a tool to edit immune cells holds promise in the development of therapies with potentially improved safety, efficacy and efficiency,” said John F. Milligan, PhD, Gilead’s President and Chief Executive Officer. “We believe Sangamo’s zinc finger nucleases provide the optimal gene editing platform, and we look forward to working with Sangamo to accelerate our efforts to develop next-generation autologous cell therapies, as well as allogeneic treatments that can be accessed more conveniently in the hospital setting for people living with cancer.”

This transaction is subject to clearance under the Hart-Scott Rodino Antitrust Improvements Act and other customary closing conditions. A Current Report on Form 8-K describing the proposed transaction in more detail will be filed by Sangamo, and this press release is subject to further detail provided in Sangamo’s 8-K.

Sangamo Conference Call

Sangamo will host a conference call today, February 22, 2018 at 8:00 a.m. ET, which will be open to the public, to discuss the details of the collaboration and the Company’s fourth quarter and full year 2017 business and financial results. The call will also be webcast live and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A replay of the webcast will also be available for one week after the call.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 4392918. Participants may access the live webcast via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 4392918.

About Kite

Kite, a Gilead Company, is a biopharmaceutical company based in Santa Monica, California. Kite is engaged in the development of innovative cancer immunotherapies. The company is focused on chimeric antigen receptor and T cell receptor engineered cell therapies. For more information on Kite, please visit www.kitepharma.com.

About Gilead Sciences

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.

About Sangamo Therapeutics

Sangamo Therapeutics, Inc. is focused on translating ground-breaking science into genomic therapies that transform patients’ lives using the company’s industry leading platform technologies in genome editing, gene therapy, gene regulation and cell therapy. Sangamo is conducting Phase 1/2 clinical trials in Hemophilia A and Hemophilia B, and lysosomal storage disorders MPS I and MPS II. Sangamo has an exclusive, global collaboration and license agreement with Pfizer Inc. for gene therapy programs for Hemophilia A and gene regulation programs for C9ORF72-linked amyotrophic lateral sclerosis and frontotemporal lobar degeneration; with Bioverativ Inc. for hemoglobinopathies, including beta thalassemia and sickle cell disease; and with Shire International GmbH to develop therapeutics for Huntington’s disease. In addition, it has established strategic partnerships with companies in non-therapeutic applications of its technology, including Sigma-Aldrich Corporation and Dow AgroSciences. For more information about Sangamo, visit Sangamo’s website at www.sangamo.com.

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February 22, 2018	Page 3

Gilead Forward-Looking Statements

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the possibility that clearance under the Hart-Scott Rodino Antitrust Improvements Act may not be obtained, the closing conditions may not be met and the agreement may not become effective. In addition, Kite may be unsuccessful in developing and commercializing cell therapies utilizing the ZFN technology, the development of such products may take longer than expected and the benefits of the partnership may not be realized. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include risks and uncertainties detailed from time to time in Gilead Sciences, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 as filed with the Securities and Exchange Commission. All forward-looking statements are based on information currently available to Gilead and Kite, and Gilead and Kite assume no obligation and disclaim any intent to update any such forward-looking statements.

Sangamo Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation references relating to the potential benefit of therapeutic applications of Sangamo’s ZFN technology platform to modify genes to develop next-generation cell therapies for autologous and allogeneic use in treating different cancers, the potential of Sangamo’s ZFN technology to provide a treatment option that can be accessed directly within the hospital, thus reducing the time to infusion for patients, statements related the anticipated effectiveness of the collaboration and the timing and benefits thereof, Sangamo’s receipt of an upfront payment and potential receipt of development- and sales-based milestones, as well as royalties on potential future sales, and other statements that are not historical fact Because such statements deal with future events and are based on current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release due to a number of factors, including the ability to cause the agreement to become effective on the proposed terms and schedule, the ability to obtain clearance under the Hart-Scott-Rodino Antitrust Improvements Act and to satisfy the closing conditions, the new, uncertain and time consuming gene editing product candidate development and regulatory process, including the risks that Sangamo and Kite may not be successful in their research efforts under the collaboration and that, even if successful, Kite may be unable to successfully develop and commercialize licensed products resulting from the collaboration; Sangamo’s dependence on collaborative partners, including the risks that if Kite were to breach or terminate the agreement or otherwise fail to successfully develop and commercialize licensed products resulting from the collaboration and in a timely manner, Sangamo would not obtain the anticipated financial and other benefits of the collaboration and the development and/or commercialization of Sangamo’s gene editing technology could be delayed, perhaps substantially. These forward-looking statements are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in Sangamo’s most recently filed Quarterly Report on Form 10-Q, including the documents incorporated by reference therein, and subsequent filings with the SEC, including Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2017. Except as otherwise required by law, Sangamo disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof.

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